Exhibit 10.4

Contact
Black Box Corporation
Timothy C. Huffmyer
Vice President, Chief Financial Officer and Treasurer
Phone: (724) 873-6788
Email: investors@blackbox.com
FOR IMMEDIATE RELEASE
Black Box Appoints E.C. Sykes as President and CEO
Brings Strong Track Record of Growth
PITTSBURGH, PENNSYLVANIA, February 9, 2016 -Black Box Corporation (NASDAQ:BBOX), a leading technology solutions provider, announced today that E.C. Sykes has been appointed President and Chief Executive Officer of the Company, effective February 29, 2016. He also will join the Board at that time. Mike McAndrew will resign from the Board on that date but will remain available to assist Mr. Sykes on transition matters.
Mr. Sykes has a demonstrated track record of leading growth and profitability in a variety of challenging product and service businesses. He was President and CEO of Circuit Board Assemblers which was recognized as one the fastest growing companies in the nation when it was acquired by Flextronics. He spent 14 years at Flextronics International, starting as the North Carolina General Manager and profitably grew revenue from $20M to $200M, then as Vice President of the Guadalajara, Mexico operations where revenue grew from $550M to $1B, and as Group President of the Industrial and Emerging Products Group where the revenue grew from $625M to over $4B to lead the industry. Under Mr. Sykes, this international business group, employed more than 35,000 employees, operated in 60 manufacturing sites in 19 countries. The customer base was expanded to over 400 clients in 10 markets by structuring the services to address specific market needs and tucking in niche acquisitions to fill technology gaps. Mr. Sykes most recently was President and CEO of Switch Lighting, a Silicon Valley LED lighting company, where he reset the business strategy, drove operational improvements and focused on reinvigorating the company’s product line and partnerships.
Thomas G. Greig, Chairman of the Board of Directors, stated, “We are very pleased to have E.C. Sykes as our next CEO. He has shown the ability to dramatically grow businesses profitably. He is also noted for his entrepreneurial skills and ability to collaborate with clients to create unique, value-added solutions. That will serve Black Box well in our dynamic markets as we continue to add relevant IT solutions to our portfolio.”
Mr. Sykes stated, “It is quite an honor and privilege to be given the opportunity to lead this company with its 40-year history of profitably providing products and services to the technology marketplace. I am impressed with Black Box’s key assets, including its list of marquee customers, strong client base, diverse technology skillset and broad geographic reach. I look forward to working with our more than 3,500 Team Members to leverage these assets and take the company to the next level.”
Mr. Greig continued, “I would like to thank Mike McAndrew for his more than 26 years of service to Black Box. His distinguished career with Black Box began in our information technology group and has ended with his more than 13 years as an Executive Officer. As CEO, he had the courage to lead the transformation of this company into a fully integrated enterprise. On behalf of the Board of Directors and the Black Box Team, we wish him well in his future endeavors.”
About Black Box
Black Box is a leading technology solutions provider dedicated to helping customers build, manage, optimize, and secure their IT infrastructure. Black Box delivers high-value products and services through its global presence and more than 3,500 team members. To learn more, visit the Black Box website at http://www.blackbox.com.
Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.

Exhibit 10.4

Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, certain risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.